SELLERS & ANDERSEN, L.L.C.
--------------------------
Certified Public Accountants and Business Consultants
Member SEC Practice Sections of the AICPA
                                                  941 East 3300 South, Suite 202
                                                      Salt Lake City, Utah 84106
                                                          Telephone 801 486-0096
                                                                Fax 801 486-0098





                                  March 3, 2004

United States
Securities and Exchange Commission
Washington, D. C. 20549


RE: Turinco, Inc 000-32123


     We have reviewed Item 4, "Changes in Registrant's Certifying Accountant" in the Form 8-K to be filed with the Securities and Exchange Commission. We agree with the information included therein.



S/ Sellers & Andersen LLC
SELLERS & ANDERSEN, L.L.C.